EXHIBIT 4.2(b)

OMNICARE, INC.,

Issuer

Each of the Guarantors Named Herein

and

SUNTRUST BANK,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 13, 2003

to

INDENTURE

Dated as of June 13, 2003

6 1/8% Senior Subordinated Notes Due June 1, 2013

i

ii

FIRST SUPPLEMENTAL INDENTURE dated as of June 13, 2003 (the “First Supplemental Indenture”) between Omnicare, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”) and SunTrust Bank, as trustee (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of June 13, 2003 (the “Base Indenture”) providing for the issuance from time to time of one or more series of the Company’s debt securities;

WHEREAS, Section 2.01 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 9.01 of the Base Indenture; and

WHEREAS, the Company is entering into this First Supplemental Indenture to establish the form and terms of its 6 1/8% Senior Subordinated Notes due June 1, 2013 (the “Notes”).

NOW THEREFORE, in consideration of the premises and covenants contained herein, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Each term used herein which is defined in the Indenture has the meaning assigned to such term in the Base Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern. The following terms, as used herein, have the following meanings:

“4.00% Convertible Subordinated Debentures due 2033” means the $309.0 million in aggregate principal amount of 4.00% Junior Subordinated Convertible Debentures due 2033 issued by the Company on the Issue Date, plus up to an additional $46.35 million in aggregate principal amount issued upon exercise of the underwriters’ over-allotment option.

“5% Convertible Subordinated Debentures due 2007” means the $345.0 million in aggregate principal amount of 5% Convertible Subordinated Debentures due 2007 issued by the Company on December 10, 1997.

“8 1/8% Notes” mean $375 million aggregate principal amount of the Company’s 8 1/8% Senior Subordinated Notes due 2011 originally issued on March 20, 2001, including registered notes issued in exchange for such notes.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person (limited to the maximum amount of liability of the specified Person with respect to such Lien).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Redemption Premium” means, with respect to any Note on any redemption date, the excess of

(1)	the present value at such redemption date of the redemption price of such Note if such Note were redeemed on June 1, 2008, plus all required interest payments due on such Note through June 1, 2008, computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

(2)	the then-outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.07 and/or Section 5.01 hereof and not by the provisions of Section 4.04 hereof; and

(2)	the issuance of Equity Interests by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2)	a transfer of assets between or among the Company and one or more Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by Section 4.01 hereof;

(7)	the sale and leaseback of any assets within 90 days of the acquisition of such assets;

(8)	a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

(9)	any disposition of property in the ordinary course of business by the Company or any Restricted Subsidiary that, in the good faith judgment of management of the Company, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of the Company or the Restricted Subsidiaries;

(10)	any Asset Swap;

(11)	any sale of securities constituting Equity Interests that are issued by a subsidiary trust or similar financing vehicle in a transaction permitted under Section 4.03 hereof;

(12)	any loans or other transfers of equipment to customers of the Company or any Restricted Subsidiary in the ordinary course of business for use with the products or services of the Company or any Restricted Subsidiary; and

(13)	the sale or issuance of a minimal number of Equity Interests in a Restricted Subsidiary that is a foreign entity to a foreign national to the extent required by local law or in a jurisdiction outside of the United States.

“Asset Swap” means an exchange by the Company or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors), and (ii) at least 70% of the consideration received in such exchange constitutes assets or other property of a kind usable by the Company and its Restricted Subsidiaries in a Permitted Business; provided, further that any cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions of Section 4.04 hereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

(2)	with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

(3)	securities constituting direct obligations of any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by S&P or Moody’s or any other United States nationally recognized credit rating agency of similar standing;

(4)	certificates of deposit with a maturity of one year or less or bankers’ acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short-term unsecured debt rating of at least “P-1” by Moody’s or “A-1” by S&P;

(5)	eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short-term unsecured debt rating of at least “P-1” by Moody’s or “A-1” by S&P;

(6)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in such clauses above;

(7)	commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of “A2” or better by S&P or “P2” or better by Moody’s or any other United States nationally recognized credit rating agency of similar standing; and

(8)	any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than one or more Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 45% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Concurrent Financing Transactions” means the Notes together with the concurrent offerings of 5,625,000 shares (plus up to 843,750 shares upon exercise of the underwriters’ over-allotment option) of common stock by the Company, 4.00% Convertible Subordinated Debentures due 2033 by the Company, and the Trust PIERS by Omnicare Capital Trust I, the refinancing of the Company’s existing credit facility with a new $750.0 million credit facility, and the use of proceeds therefrom as described under “Use of Proceeds.”

“Consolidated Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary, unusual or non-recurring loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	for purposes of Section 4.01 hereof, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

(4)	the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

was a member of such Board of Directors on the Issue Date; or

was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Convertible Preferred Stock” means any convertible preferred stock or similar securities of the Company or any subsidiary trust (or similar financing vehicle) that are convertible at the option of the holder thereof into common stock of the Company.

“Convertible Subordinated Indebtedness” means any Indebtedness of the Company that is subordinated to the Notes and that is convertible at the option of the holder thereof into common stock of the Company (including, without limitation, any Indebtedness incurred in connection with a transaction involving the sale by the Company of purchase contracts to acquire common stock of the Company at a future date), and, if applicable, any related securities issued by a subsidiary trust or similar financing vehicle in connection therewith.

“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, by and among the Company, the lenders parties thereto, SunTrust Bank, as administrative agent, SunTrust Capital Markets, Inc., as joint lead arranger and joint book runner, J.P. Morgan Securities Inc., as joint lead arranger and joint book runner, JPMorgan Chase Bank, as joint syndication agent, Wachovia Securities, LLC, as joint lead arranger, Wachovia Bank, National Association, as joint documentation agent, Lehman Commercial Paper Inc., as joint syndication agent, UBS Warburg LLC, as joint documentation agent, and CIBC Inc., providing for up to $500 million of revolving credit borrowings and up to $250 million of term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Custodian” means the Trustee, as custodian for the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means:

(1)	any Indebtedness outstanding under the Credit Agreement; and

(2)	after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the Indenture the principal amount of which is $35.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.01 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale by the Company for cash (in an amount resulting in gross proceeds of not less than $25.0 million) of its common stock or preferred stock (excluding Disqualified Stock).

“Excluded Subsidiaries” means those Domestic Subsidiaries that are designated by the Company as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 10% of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of any fiscal quarter or account for more than 10% of the consolidated revenue of the Company and its Domestic Subsidiaries during the most recent four-quarter period (in each case determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided, further, that any Domestic Subsidiary that guarantees other Indebtedness of the Company may not be designated as or continue to be an Excluded Subsidiary. In the event any Domestic Subsidiaries previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, the Company will promptly cause one or more of such Domestic Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid, including, without limitation, all Indebtedness incurred by the Company and its Restricted Subsidiaries in connection with the Concurrent Financing Transactions (other than Indebtedness under the Credit Agreement).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, pro forma effect will be given to:

(1)	acquisitions of any operations or businesses or assets (other than assets acquired in the ordinary course of business) that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period; and

(2)	the discontinuance of operations or businesses and dispositions of operations or businesses or assets (other than assets disposed of in the ordinary course of business) during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter reference period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	the Domestic Subsidiaries of the Company as of the Issue Date other than Excluded Subsidiaries; and

(2)	any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns; provided that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question. Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business.

The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

“Indenture” shall mean the Base Indenture, as amended from time to time with respect to the Notes, and together with and as supplemented by this First Supplemental Indenture.

“Investment Grade” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.01 hereof; provided that the Company shall not have been deemed to have made an Investment pursuant to the foregoing if the Company shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interests. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.01 hereof; provided, the Company or such Restricted Subsidiary shall not have been deemed to have made an Investment pursuant to the foregoing if the Company or any Restricted Subsidiary shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition. “Investments” shall exclude extensions of trade credit.

“Issue Date” means the original issue date for the first issuance of Notes offered hereunder.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary, unusual or non-recurring gain, charge, expense or loss, together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.04 hereof;

(5)	any Investment received to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	Hedging Obligations;

(7)	intercompany Indebtedness to the extent permitted under Section 4.03 hereof;

(8)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

(9)	loans and advances to officers, directors and employees made in the ordinary course of business;

(10)	Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

(11)	Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

(12)	Investments by any qualified or nonqualified benefit plan established by the Company or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by the Company or any Restricted Subsidiary in connection with the funding thereof;

(13)	Investments received in settlement of debts owed to the Company or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

(14)	Investments as of the Issue Date in Unrestricted Subsidiaries so designated as of the Issue Date;

(15)	Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by Section 4.03 hereof; and

(16)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (16), not to exceed 20.0% of Consolidated Assets in the aggregate at any one time outstanding.

“Permitted Junior Securities” means:

(1)	Equity Interests in the Company or any Guarantor; or

(2)	debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under the Indenture.

“Permitted Liens” means:

(1)	Liens securing Senior Debt;

(2)	Liens in favor of the Company or its Restricted Subsidiaries;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)	Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.03 hereof covering only the assets acquired with such Indebtedness;

(6)	Liens existing on the Issue Date;

(7)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)	Liens securing any Hedging Obligations of the Company or any Restricted Subsidiary;

(9)	Liens securing any Indebtedness otherwise permitted to be incurred under the Indenture, the proceeds of which are used to refinance Indebtedness of the

Company or any Restricted Subsidiary, provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced;

(10)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(11)	statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if the Company or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

(12)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

(13)	judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(14)	easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries;

(15)	any interest or title of a lessor in assets or property subject to Capitalized Lease Obligations or an operating lease of the Company or any Restricted Subsidiary;

(16)	Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

(17)	leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(18)	bankers’ liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Restricted Subsidiary;

(19)	the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Indenture;

(20)	any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of the Company or any

Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under the Indenture;

(21)	any Lien granted to the Trustee pursuant to the terms of the Indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company; and

(22)	Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $50.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is other than Senior Debt, such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except that, in the case of a refinancing, replacement, defeasance or refunding of the 4.00% Convertible Subordinated Debentures due 2033, such Permitted Refinancing Indebtedness may have a final maturity date and a Weighted Average Life to Maturity of no earlier than one year after the final maturity date and Weighted Average Life to Maturity of the Notes;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms not materially less favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except that, in the case of a refinancing, replacement, defeasance or refunding of the 4.00% Convertible Subordinated Debentures due 2033, such Permitted Refinancing Indebtedness may be subordinate or pari passu in right of payment to the Notes; and

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by the Company, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal” means Joel Gemunder, an entity controlled by Joel Gemunder and/or a trust for his benefit or any employee benefit plan of the Company (including plans for the benefit of employees of its Restricted Subsidiaries).

“Rating Event” has the meaning set forth in Section 4.11 hereof.

“Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or
(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Replacement Assets” mean properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

“Senior Debt” means:

(1)	all obligations of the Company or any Guarantor related to the Credit Agreement, whether for principal, premium, if any, interest, including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company or such Guarantor under applicable bankruptcy laws, whether or not such interest is lawfully allowed as a claim after such filing, and all other amounts payable in connection therewith, including, without limitation, any fees, premiums, penalties, expenses, reimbursements, indemnities, damages and other liabilities; and

(2)	the principal of, premium, if any, and interest on all other Indebtedness of the Company or any Guarantor, other than the Notes, and all Hedging Obligations, in each case whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness or Hedging Obligation, the instrument creating or evidencing the Indebtedness or Hedging Obligation expressly provides that such Indebtedness or Hedging Obligation shall not be senior in right of payment to the Notes.

Notwithstanding the foregoing, “Senior Debt” does not include:

(a)	Indebtedness evidenced by the Notes and the Subsidiary Guarantees;

(b)	Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to any Senior Debt of the Company or such Guarantor or the Notes or the applicable Subsidiary Guarantee;

(c)	Indebtedness of the Company or any Guarantor that by operation of law is subordinate to any general unsecured obligations of the Company or such Guarantor;

(d)	Indebtedness of the Company or any Guarantor to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under the Indenture;

(e)	any liability for federal, state or local taxes or other taxes, owed or owing by the Company or any Guarantor;

(f)	accounts payable or other liabilities owed or owing by the Company or any Guarantor to trade creditors, including Guarantees thereof or instruments evidencing such liabilities;

(g)	amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor;

(h)	Indebtedness of the Company or any Guarantor to any Restricted Subsidiary or any other Affiliate of the Company or such Guarantor;

(i)	Capital Stock of the Company or any Guarantor;

(j)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the U.S. Code is without recourse to the Company or any Restricted Subsidiary;

(k)	the 8-1/8% Notes;

(l)	the 5% Convertible Subordinated Debentures due 2007; and

(m)	the 4.00% Convertible Subordinated Debentures due 2033.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Treasury Rate” means, at any date of determination, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant redemption date to June 1, 2008; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust PIERS” means the $300.0 million aggregate principal amount 4.00% Trust PIERS due 2033 issued by Omnicare Capital Trust I on the Issue Date, plus up to $45.0 million aggregate principal amount issued upon exercise of the underwriters’ over-allotment option.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Indebtedness that is without recourse to the Company or its Restricted Subsidiaries;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

In addition, any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in connection with a transaction permitted by Section 4.03 hereof, shall be an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the Issue Date will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.01 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.03 hereof, the

Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.03 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions

Term	Defined in Section
Asset Sale Offer	4.04
Excess Proceeds	4.04
Exchange Act	4.07
Offer Amount	3.03
Offer Period	3.03
Moody’s	4.11
Permitted Debt	4.03
Payment Default	6.01
Purchase Date	3.03
Rating Event	4.11
S&P	4.11
Subsidiary Guarantee	10.01

ARTICLE II

THE NOTES

Section 2.01. Title. Subject to and in accordance with Section 2.03 of the Base Indenture, the Company hereby establishes a series of securities to be issued under the Indenture with the title “6 1/8% Senior Subordinated Notes due June 1, 2013.”

Section 2.02. Aggregate Initial Principal Amount. Subject to being increased by the Company from time to time as shall be stated in an Officers’ Certificate, the aggregate initial principal amount of the Notes which may be authenticated and delivered pursuant to this First Supplemental Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of the Base Indenture and except for Notes which, pursuant to Section 2.04 of the Base Indenture, are deemed never to have been authenticated and delivered) is $250.0 million. The Company may issue additional Notes from time to time hereunder, subject to the provisions of Section 2.04 of the Base Indenture and subject to the limitations set forth in Section 4.03 of this First Supplemental Indenture. All Notes issued on the Issue Date together with any such additional Notes issued under this First Supplemental Indenture will be treated as a single class of securities under the Indenture.

Section 2.03. Form. The Notes will be issued in registered form in denominations of $1,000 and integral multiples thereof. The Notes shall be initially issued in the form of one or more Global Securities substantially in the form of Exhibit A hereto. The Depository with respect to the Notes shall be The Depositary Trust Company. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Section 2.04. Payment on Global Securities. The Company will make payments in respect of Notes issued in the form of Global Securities (including principal, premium and if any, interest) by wire transfer of immediately available funds to the accounts specified by the Global Securities Holder. The Company will make all payments of principal, interest and premium with respect to Notes issued in permanent form by wire transfer of immediately available funds to the accounts specified by the Holders of such Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

ARTICLE III

REDEMPTION

Section 3.01. Optional Redemption. At any time prior to June 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this First Supplemental Indenture at a redemption price of 106.125% of the principal amount, plus accrued interest and unpaid, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(a) at least 65% of the aggregate principal amount of Notes issued under this First Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(b) the redemption occurs within 60 days of the date of the closing of such Equity Offering.

At any time prior to June 1, 2008, the Company may redeem all but not part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date.

Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Company’s option prior to June 1, 2008. On or after June 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2008	103.063%
2009	102.042%
2010	101.021%
2011 and thereafter	100.000%

(c) Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

Section 3.02. Mandatory Redemption. Except as set forth in Sections 3.03, 4.04 and 4.07, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.04 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.04 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.03 and Section 4.04 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e)	that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, no later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount, in amounts of $1,000 and integral multiples of $1,000, to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) upon cancellation of the original Notes.

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.03. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered upon cancellation of the original Note. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.03, any purchase pursuant to this Section 3.03 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

ARTICLE IV

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 4 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article IV:

Section 4.01. Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary);

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(d) make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.03 hereof; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after March 20, 2001 (excluding Restricted Payments permitted by clauses (b), (c), (d), (f), (g), (h), (i), (j), (k), (l) and (m) of the next succeeding paragraph) is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2001 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds received by the Company since March 20, 2001 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified

Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary), plus

(C) to the extent that any Restricted Investment that was made after March 20, 2001 is sold for cash or Cash Equivalents (or a combination thereof) or otherwise liquidated or repaid for cash or Cash Equivalents (or a combination thereof), the lesser of (1) the return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus

(D) an amount equal to the sum of (1) the net reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (2) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since March 20, 2001 (provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since March 20, 2001 by the Company or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause (D) to the extent it is already included in clauses (A), (B) or (C) above).

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

(a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (iii)(B) of the preceding paragraph;

(c) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(d) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(e) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any officer, director or employee of the Company or any Subsidiary of the Company in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years);

(f) the payment of dividends by the Company on its common stock in an aggregate annual amount of up to $50.0 million;

(g) the repurchase of any class of Capital Stock of a Restricted Subsidiary (other than Disqualified Stock) if such repurchase is made pro rata among all holders of such class of Capital Stock;

(h) the payment of any scheduled dividend or similar distribution, and any scheduled repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any scheduled redemption or repurchase date, in respect of any series of preferred stock or similar securities of the Company or any Restricted Subsidiary (including Disqualified Stock), provided that (i) such series of preferred stock or similar securities was issued in compliance with Section 4.03 hereof and (ii) such payments were scheduled to be paid in the original documentation governing such series of preferred stock or other securities (it being understood that the foregoing provisions of this clause (h) shall not be deemed to permit the payment of any dividend or similar distribution, or the payment of the stated amount, liquidation preference or any similar amount, prior to the date originally scheduled for the payment thereof);

(i) payments in lieu of fractional shares;

(j) the redemption of the 5% Convertible Subordinated Debentures due 2007;

(k) interest payments on the 4.00% Convertible Subordinated Debentures due 2033 and the corresponding distributions paid to holders of the Trust PIERS;

(l) the distribution of 4.00% Convertible Subordinated Debentures due 2033 to holders of the Trust PIERS in connection with the liquidation of the related trust; and

(m) additional Restricted Payments pursuant to this clause (m) in an aggregate amount not to exceed 5.0% of Consolidated Assets of the Company as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (with each such Restricted Payment being valued as of the date made and without regard to subsequent changes in value).

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.01 will be determined by the Board of Directors of the Company in good faith, whose determination with respect thereto will be conclusive.

Section 4.02. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date or in the Credit Agreement;

(b) the Indenture, the Notes and the Subsidiary Guarantees;

(c) applicable law;

(d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(e) customary non-assignment provisions in leases entered into in the ordinary course of business;

(f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph;

(g) any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(i) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.06 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(k) restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.03 hereof, provided, that such restrictions do not materially adversely affect the Company’s ability to pay interest and principal on the Notes when due; and

(l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities.

Section 4.03. Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock (including Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 4.03 will not prohibit the following (collectively, “Permitted Debt”):

(a) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $1.25 billion;

(b) Existing Indebtedness;

(c) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the Issue Date;

(d) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d), not to exceed $40.0 million at any time outstanding;

(e) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this Section 4.03 or clauses (b), (c), (d), (j), (m), (n) or this clause (e) of this paragraph;

(f) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f);

(g) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (ii) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of such Person that is payable or denominated in a currency other than U.S. Dollars;

(h) the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.03;

(i) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock (including Disqualified Stock) in the form of additional shares of the same class of preferred stock (including Disqualified Stock) will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock (including Disqualified Stock) for purposes of this Section 4.03; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(j) the issuance of Convertible Subordinated Debentures and/or the issuance of Convertible Preferred Stock in an aggregate principal amount (with the liquidation value of the Convertible Preferred Stock being treated as its principal amount for this purpose) not to exceed $500.0 million at any one time outstanding pursuant to this clause (j), plus the issuance of any related securities issued by a subsidiary trust or similar financing vehicle in connection therewith;

(k) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;

(l) Indebtedness represented by (i) letters of credit for the account of the Company or any Restricted Subsidiary or (ii) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;

(m) the incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase Notes pursuant to a Change of Control Offer; and

(n) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (a) through (m)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (n), not to exceed $100.0 million.

For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.03, the Company will be permitted to classify and reclassify such item of Indebtedness in any manner that complies with this Section 4.03. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated hereunder will be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt.

Section 4.04. Asset Sales. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(b) the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors; and

(c) at least 70% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary

(other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which the Company or such Restricted Subsidiary is released from further liability; and

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

(a) to repay Senior Debt;

(b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(c) to make a capital expenditure;

(d) to acquire Replacement Assets; or

(e) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily invest the Net Proceeds in any manner that is not prohibited hereunder.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer ( an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.03 hereof or this Section 4.04, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.03 hereof or this Section 4.04, by virtue of such conflict.

Section 4.05. Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b) the Company delivers to the Trustee:

(i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Company’s Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this Section 4.05 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company’s Board of Directors; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(a) directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

(b) performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to the Company or any of its Restricted Subsidiaries than the original agreement in effect on the Issue Date;

(c) transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.03 hereof;

(d) transactions in the ordinary course of business with any joint venture that is otherwise permitted by the Indenture; provided, that such joint venture is between or among the Company and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of the Company on the other hand;

(e) transactions between or among the Company and/or its Restricted Subsidiaries;

(f) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(g) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company; and

(h) Restricted Payments that are permitted by Section 4.01 hereof.

Section 4.06. Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing pari passu or subordinated Indebtedness, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless (a) in the case of any Lien securing pari passu Indebtedness, the Notes are secured by a Lien that is senior in priority to or pari passu with such Lien and (b) in the case of any Lien securing subordinated Indebtedness, the Notes are secured by a Lien that is senior in priority to such Lien.

Section 4.07. Offer to Repurchase Upon Change of Control. If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required hereby and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

Prior to complying with any of the provisions of this Section 4.07, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.07. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notwithstanding anything to the contrary in this Section 4.07, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.08. No Senior Subordinated Debt. The Company shall not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee.

Section 4.09. Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary (other than an Excluded Subsidiary) will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 business days after the end of the fiscal quarter in which it was acquired or created.

Section 4.10. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.01 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.11. Covenant Removal. From and after the first date on which both (a) the Notes are rated Investment Grade by each of Moody’s Investor Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) and (b) there shall not exist a Default or Event of Default under the indenture (a “Rating Event”), the Company and the Restricted Subsidiaries will no longer be subject to Sections 4.01, 4.02, 4.03 (including the application of such Section 4.03 to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary), 4.04, 4.05, 4.09, and clause (d) of the first paragraph of Section 5.01 hereof. Upon the occurrence of a Rating Event, the Subsidiary Guarantees of each of the Guarantors will be automatically released.

In addition, at no time after a Rating Event will the provisions and covenants contained herein at the time of issuance of the Notes that cease to be applicable after the Rating Event be reinstated.

In the event Moody’s or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company with notice to the Trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

ARTICLE V

SUCCESSOR CORPORATION

The Notes shall not be subject to Article 5 of the Base Indenture. In lieu thereof, the Notes shall be subject to the following provisions of this Article V:

Section 5.01. Merger, Consolidation or Sale of Assets. The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a) either: (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(c) immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

(d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.03 hereof.

In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in accordance with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

ARTICLE VI

DEFAULTS

The Notes shall not be subject to Section 6.01 or Section 6.02 of the Base Indenture. In lieu thereof, the Notes shall be subject to the following provisions of Section 6.01 and Section 6.02 hereof:

Section 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 11 of the Base Indenture;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not such payment is prohibited by Article 11 of the Base Indenture;

(c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 4.04, 4.07 or 5.01 hereof;

(d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% aggregate principal amount of the Notes then outstanding voting as a single class;

(e) the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee exists as of the Issue Date, or is created after the date of the Issue Date, if that default:

(i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(f) the Company or any of its Restricted Subsidiaries fail to pay final, non-appealable judgments aggregating in excess of $35.0 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;

(g) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment of the benefit of its creditors, or

(v) generally is not paying its debts as they become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full forced and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (unless such Guarantor could be designated as an Excluded Subsidiary).

Section 6.02. Acceleration. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Applicability of Certain Other Provisions. The Notes shall be subject to Sections 6.03 through 6.11 of the Base Indenture, except that the reference in Section 6.08 of the Base Indenture to clauses (a) or (b) of Section 6.01 of the Base Indenture shall be changed to clauses (a) or (b) of Section 6.01 hereof.

Section 6.04. Notice. Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01. Applicability of Certain Provisions. The Notes shall be subject to Article 9 of the Base Indenture, except that:

(i) Section 9.01(j) of the Base Indenture shall not apply to the Notes;

(ii) Section 9.02 of the Base Indenture shall be changed to insert the words “(including Sections 3.03, 4.04 and 4.07 of the First Supplemental Indenture to this Indenture)” after the words “… the Company and the Trustee may amend this Indenture” in the first sentence thereof; and

(iii) Section 9.02 of the Base Indenture shall be changed to remove clauses (a) through (e) thereof and insert the following in place thereof:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.03, 4.04 and 4.07 of the First Supplemental Indenture to this Indenture and other than notice provisions with respect to any optional redemption by the Company;

(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium on the Notes;

(g) waive a redemption payment with respect to any note (other than a payment required by Sections 3.03, 4.04 or 4.07 of the First Supplemental Indenture to this Indenture);

(h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i) make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of Holders of the Notes shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding. Section 2.10 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

ARTICLE VIII

NO SINKING FUND

Section 8.01. Applicability of Certain Provisions. The Notes shall not be subject to Article 10 of the Base Indenture.

ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01. Applicability of Certain Provisions. The Notes shall be subject to Article 8 of the Base Indenture, except that:

(a) the portions of the Indenture from which the Company and the Guarantors shall be released upon Covenant Defeasance pursuant to Section 8.03 of the Base Indenture shall, in addition to Sections 4.03 and 4.06 and Article 12 of the Base Indenture, also include Sections 3.03 and 4.01 through 4.10 and Articles V and X hereof, and shall not include Article 5 of the Base Indenture;

(b) the provisions of the Indenture which, upon Covenant Defeasance, shall not constitute Events of Default shall include Sections 6.01(c), (d), (e), (f) and (i) hereof and shall not include Sections 6.01 (c), (d) and (g) of the Base Indenture; and

(c) Section 8.04 of the Base Indenture shall be amended by adding the following additional conditions:

“(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.”

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.01. Subsidiary Guarantees. The Notes shall be guaranteed by each of the Guarantors (each a “Subsidiary Guarantee”) in accordance with the provisions of Article 12 of the Base Indenture and the provisions of this Article X.

Section 10.02. Subsidiary Guarantors May Consolidate, etc., on Certain Terms. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b) subject to the provisions of Section 10.03 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.03. Releases. The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with Sections 3.03 and 4.04 hereof;

(b) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with Sections 3.03 and 4.04 hereof;

(c) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or an Excluded Subsidiary in accordance with the requirements hereof;

(d) if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to this Indenture; or

(e) if such Guarantor’s guarantee of any obligations under the Credit Agreement, or if the Credit Agreement is no longer outstanding, any other Indebtedness of the Company, is fully and unconditionally released, except that such Guarantor shall subsequently be required to become a Guarantor by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel at such time as it guarantees any obligations under the Credit Agreement, or if the Credit Agreement is no longer outstanding, any other Indebtedness of the Company.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01. Applicability of Certain Provisions. The Notes shall be subject to Article 13 of the Base Indenture, except that Section 13.01 of the Base Indenture shall be amended to add the following provisions after paragraph (c) thereof:

“(d) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

(e) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.”

ARTICLE XII

MISCELLANEOUS

Section 12.01. Scope of this First Supplemental Indenture. The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Company under the Indenture.

Section 12.02. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 12.03. Trustee Not Responsible for Recitals. The recitals therein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 12.04. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 12.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 12.06. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

OMNICARE, INC.

By:	/S/ JOEL F. GEMUNDER
Name: Joel F. Gemunder
Title: President and Chief Executive Officer

SUNTRUST BANK, as Trustee

By:	/S/ WALLACE L. DUKE, JR
Name: Wallace L. Duke, Jr
Title: Vice President

[GUARANTOR SIGNATURES BEGIN ON FOLLOWING PAGE]

APS ACQUISITION LLC

BADGER ACQUISITION LLC

CTLP ACQUISITION, LLC

ENLOE DRUGS LLC

HOME PHARMACY SERVICES, LLC

JHC ACQUISITION, LLC

NIHAN & MARTIN LLC

NIV ACQUISITION LLC

OMNIBILL SERVICES LLC

OMNICARE INDIANA HOLDING COMPANY LLC

OMNICARE RESPIRATORY SERVICES, LLC

WEBER MEDICAL SYSTEMS LLC

By:	OMNICARE HOLDING COMPANY, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Treasurer

BACH’S PHARMACY SERVICES, LLC

By:	BACH’S PHARMACY (EAST), INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

BADGER ACQUISITION OF BROOKSVILLE LLC

BADGER ACQUISITION OF KENTUCKY LLC

BADGER ACQUISITION OF MINNESOTA LLC

BADGER ACQUISITION OF OHIO LLC

BADGER ACQUISITION OF ORLANDO LLC

BADGER ACQUISITION OF TAMPA LLC

BADGER ACQUISITION OF TEXAS LLC

By:	BADGER ACQUISITION LLC, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Treasurer

COMPSCRIPT - BOCA, LLC

By:	COMPSCRIPT, INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

HEARTLAND REPACK SERVICES LLC OMNICARE EXTENDED PHARMA SERVICES, LLC

By:	OMNICARE MANAGEMENT COMPANY, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

LCPS ACQUISITION, LLC

By:	LANGSAM HEALTH SERVICES, INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

OMNICARE CLINICAL RESEARCH, LLC

By:	OMNICARE, INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Vice President & Treasurer

OMNICARE PENNSYLVANIA MED SUPPLY, LLC

OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC

By:	OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

OMNICARE PHARMACY OF COLORADO LLC

OMNICARE PHARMACY OF MASSACHUSETTS LLC

OMNICARE PHARMACY OF TENNESSEE LLC

By:	LCPS ACQUISITION, LLC, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Treasurer

OMNICARE PHARMACY OF INDIANA, LLC

OMNICARE PHARMACY OF NORTH CAROLINA, LLC

OMNICARE PHARMACY OF PUEBLO, LLC

PHARMACY HOLDING #1, LLC

PHARMACY HOLDING #2, LLC

By:	APS ACQUISITION LLC, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Vice President and Secretary

OMNICARE PHARMACY OF MAINE

PHARM-CORP OF MAINE LLC

By:	OMNICARE PHARMACIES OF MAINE HOLDING COMPANY, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

OMNICARE PHARMACY OF NEBRASKA LLC

OMNICARE PHARMACY OF SOUTH DAKOTA LLC

By:	OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY, Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

ROYAL CARE OF MICHIGAN LLC

SPECIALIZED HOME INFUSION OF MICHIGAN LLC

By:	SPECIALIZED PHARMACY SERVICES, INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

SHC ACQUISITION CO, LLC

By:	HMIS, INC., Sole Member

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

HIGHLAND WHOLESALE LLC

NATIONAL CARE FOR SENIORS LLC

By:	NCS HEALTHCARE OF KENTUCKY, INC., Sole Member

By:	/S/ BRADLEY S. ABBOTT
Bradley S. Abbott, Treasurer

NCS HEALTHCARE OF INDIANA LLC

By:	NCS SERVICES, INC., Member

By:	/S/ BRADLEY S. ABBOTT
Bradley S. Abbott, Treasurer
and

By:	NCS HEALTHCARE OF INDIANA, INC., Member

By:	/S/ BRADLEY S. ABBOTT
Bradley S. Abbott, Treasurer

IN WITNESS WHEREOF, the undersigned have executed this action by unanimous written consent on behalf of each of the Partnerships of which each of the undersigned is the General Partner as of the              day of June, 2003.

CARE PHARMACEUTICAL SERVICES, LP

PRN PHARMACEUTICAL SERVICES, LP

By:	OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC, general partner

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

OMNICARE PHARMACY OF FLORIDA, LP

OMNICARE PHARMACY OF TEXAS 1, LP

OMNICARE PHARMACY OF TEXAS 2, LP

By:	PHARMACY HOLDING #2, LLC, general partner

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

OMNICARE PURCHASING COMPANY LP

.By:	OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC., general partner

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Assistant Treasurer

On Behalf of:

AAHS ACQUISITION CORP.

ACCU-MED SERVICES, INC.

ACP ACQUISITION CORP.

AMC-NEW YORK, INC.

AMC-TENNESSEE, INC.

BEACHWOOD HEALTHCARE MANAGEMENT, INC.

BIO-PHARM INTERNATIONAL, INC.

BPNY ACQUISITION CORP.

BPTX ACQUISITION CORP.

CHP ACQUISITION CORP.

CIP ACQUISITION CORP.

CREEKSIDE MANAGED CARE PHARMACY, INC.

D & R PHARMACEUTICAL SERVICES, INC.

DIXON PHARMACY LLC

ELECTRA ACQUISITION CORP.

EURO BIO-PHARM CLINICAL SERVICES, INC.

EVERGREEN PHARMACEUTICAL, INC.

EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.

HMIS, INC.

HOME CARE PHARMACY, INC.

INTERLOCK PHARMACY SYSTEMS, INC.

LANGSAM HEALTH SERVICES, INC.

LO-MED PRESCRIPTION SERVICES, INC.

LPI ACQUISITION CORP.

MANAGED HEALTHCARE, INC.

MANAGEMENT & NETWORK SERVICES, INC.

MED WORLD ACQUISITION CORP.

MEDICAL ARTS HEALTH CARE, INC.

MOSI ACQUISITION CORP.

NCS HEALTHCARE, INC.

NCS HEALTHCARE OF ARIZONA, INC.

NCS HEALTHCARE OF ARKANSAS, INC.

NCS HEALTHCARE OF BEACHWOOD, INC.

NCS HEALTHCARE OF CALIFORNIA, INC.

NCS HEALTHCARE OF CONNECTICUT, INC.

NCS HEALTHCARE OF FLORIDA, INC.

NCS HEALTHCARE OF ILLINOIS, INC.

NCS HEALTHCARE OF INDIANA, INC.

NCS HEALTHCARE OF IOWA, INC.

NCS HEALTHCARE OF KANSAS, INC.

NCS HEALTHCARE OF KENTUCKY, INC.

NCS HEALTHCARE OF MARYLAND, INC.

NCS HEALTHCARE OF MASSACHUSETTS, INC.

NCS HEALTHCARE OF MICHIGAN, INC.

NCS HEALTHCARE OF MINNESOTA, INC.

NCS HEALTHCARE OF MISSOURI, INC.

NCS HEALTHCARE OF MONTANA, INC.

NCS HEALTHCARE OF NEW HAMPSHIRE, INC.

NCS HEALTHCARE OF NEW JERSEY, INC.

NCS HEALTHCARE OF NEW MEXICO, INC.

NCS HEALTHCARE OF NEW YORK, INC. NCS HEALTHCARE OF NORTH CAROLINA, INC.

NCS HEALTHCARE OF OHIO, INC.

NCS HEALTHCARE OF OKLAHOMA, INC.

NCS HEALTHCARE OF OREGON, INC.

NCS HEALTHCARE OF PENNSYLVANIA, INC.

NCS HEALTHCARE OF RHODE ISLAND. INC.

NCS HEALTHCARE OF SOUTH CAROLINA, INC.

NCS HEALTHCARE OF TENNESSEE, INC.

NCS HEALTHCARE OF TEXAS, INC.

NCS HEALTHCARE OF VERMONT, INC.

NCS HEALTHCARE OF WASHINGTON, INC.

NCS HEALTHCARE OF WISCONSIN, INC.

NCS SERVICES, INC.

NCS OF ILLINOIS, INC.

NORTH SHORE PHARMACY SERVICES, INC.

OCR-RA ACQUISITION CORP.

OFL CORP.

OMNICARE CLINICAL RESEARCH, INC.

OMNICARE CR INC.

OMNICARE PHARMACEUTICS, INC.

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

OMNICARE PHARMACY AND SUPPLY SERVICES, INC.

OMNICARE PHARMACY OF THE MIDWEST, INC.

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.

PBM-PLUS, INC.

PHARMACON CORP.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.

PHARMACY CONSULTANTS, INC.

PHARMASOURCE HEALTHCARE, INC.

PHARMED HOLDINGS, INC.

RESCOT SYSTEMS GROUP, INC.

ROESCHEN’S HEALTHCARE CORP.

SHORE PHARMACEUTICAL PROVIDERS, INC.

SOUTHSIDE APOTHECARY, INC.

SPECIALIZED PATIENT CARE SERVICES, INC.

SPECIALIZED PHARMACY SERVICES, INC.

SPECIALIZED SERVICES OF MICHIGAN, INC.

STERLING HEALTHCARE SERVICES, INC.

SUPERIOR CARE PHARMACY, INC.

SWISH, INC.

TCPI ACQUISITION CORP.

THE HARDARDT GROUP, INC.

THG ACQUISITION CORP.

THREE FORKS APOTHECARY, INC.

UC ACQUISITION CORP.

UNI-CARE HEALTH SERVICES OF MAINE, INC.

VALUE HEALTH CARE SERVICES, INC.

VALUE PHARMACY, INC.

VITAL CARE INFUSION SUPPLY, INC.

WESTHAVEN SERVICES CO.

WILLIAMSON DRUG COMPANY, INCORPORATED

WINSLOW’S PHARMACY

By:	/S/ THOMAS R. MARSH
Thomas R. Marsh, Director

On behalf of:

AAHS ACQUISITION CORP.

ACCU-MED SERVICES, INC.

ACP ACQUISITION CORP.

AMC-NEW YORK, INC.

AMC-TENNESSEE, INC.

BEACHWOOD HEALTHCARE MANAGEMENT, INC.

BIO-PHARM INTERNATIONAL, INC.

BPNY ACQUISITION CORP.

BPTX ACQUISITION CORP.

CAMPO’S MEDICAL PHARMACY, INC.

CHP ACQUISITION CORP.

CIP ACQUISITION CORP.

COMPSCRIPT, INC.

COMPSCRIPT—MOBILE, INC.

CP ACQUISITION CORP.

CREEKSIDE MANAGED CARE PHARMACY, INC.

D & R PHARMACEUTICAL SERVICES, INC.

DIXON PHARMACY LLC

ELECTRA ACQUISITION CORP.

EURO BIO-PHARM CLINICAL SERVICES, INC.

EVERGREEN PHARMACEUTICAL, INC.

EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.

HMIS, INC.

HOME CARE PHARMACY, INC.

HYTREE PHARMACY, INC.

INTERLOCK PHARMACY SYSTEMS, INC.

LANGSAM HEALTH SERVICES, INC.

LO-MED PRESCRIPTION SERVICES, INC.

LPI ACQUISITION CORP.

MANAGED HEALTHCARE, INC.

MANAGEMENT & NETWORK SERVICES, INC.

MED WORLD ACQUISITION CORP.

MEDICAL ARTS HEALTH CARE, INC.

MEDICAL SERVICES CONSORTIUM, INC.

MOSI ACQUISITION CORP.

NCS HEALTHCARE, INC.

NCS HEALTHCARE OF ARIZONA, INC.

NCS HEALTHCARE OF ARKANSAS, INC.

NCS HEALTHCARE OF BEACHWOOD, INC.

NCS HEALTHCARE OF CALIFORNIA, INC.

NCS HEALTHCARE OF CONNECTICUT, INC.

NCS HEALTHCARE OF FLORIDA, INC.

NCS HEALTHCARE OF ILLINOIS, INC.

NCS HEALTHCARE OF INDIANA, INC.

NCS HEALTHCARE OF IOWA, INC.

NCS HEALTHCARE OF KANSAS, INC.

NCS HEALTHCARE OF KENTUCKY, INC.

NCS HEALTHCARE OF MARYLAND, INC.

NCS HEALTHCARE OF MASSACHUSETTS, INC.

NCS HEALTHCARE OF MICHIGAN, INC.

NCS HEALTHCARE OF MINNESOTA, INC.

NCS HEALTHCARE OF MISSOURI, INC.

NCS HEALTHCARE OF MONTANA, INC.

NCS HEALTHCARE OF NEW HAMPSHIRE, INC.

NCS HEALTHCARE OF NEW JERSEY, INC.

NCS HEALTHCARE OF NEW MEXICO, INC.

NCS HEALTHCARE OF NEW YORK, INC. NCS HEALTHCARE OF NORTH CAROLINA, INC.

NCS HEALTHCARE OF OHIO, INC.

NCS HEALTHCARE OF OKLAHOMA, INC.

NCS HEALTHCARE OF OREGON, INC.

NCS HEALTHCARE OF PENNSYLVANIA, INC.

NCS HEALTHCARE OF RHODE ISLAND. INC.

NCS HEALTHCARE OF SOUTH CAROLINA, INC.

NCS HEALTHCARE OF TENNESSEE, INC.

NCS HEALTHCARE OF TEXAS, INC.

NCS HEALTHCARE OF VERMONT, INC.

NCS HEALTHCARE OF WASHINGTON, INC.

NCS HEALTHCARE OF WISCONSIN, INC.

NCS SERVICES, INC.

NCS OF ILLINOIS, INC.

NORTH SHORE PHARMACY SERVICES, INC.

OCR-RA ACQUISITION CORP.

OFL CORP.

OMNICARE CLINICAL RESEARCH, INC.

OMNICARE CR INC.

OMNICARE PHARMACEUTICS, INC.

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

OMNICARE PHARMACY AND SUPPLY SERVICES, INC.

OMNICARE PHARMACY OF THE MIDWEST, INC.

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.

PBM-PLUS, INC.

PHARMACON CORP.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.

PHARMACY CONSULTANTS, INC.

PHARMASOURCE HEALTHCARE, INC.

PHARMED HOLDINGS, INC.

RESCOT SYSTEMS GROUP, INC.

ROESCHEN’S HEALTHCARE CORP.

SHORE PHARMACEUTICAL PROVIDERS, INC.

SOUTHSIDE APOTHECARY, INC.

SPECIALIZED PATIENT CARE SERVICES, INC.

SPECIALIZED PHARMACY SERVICES, INC.

SPECIALIZED SERVICES OF MICHIGAN, INC.

STERLING HEALTHCARE SERVICES, INC.

SUPERIOR CARE PHARMACY, INC.

SWISH, INC.

TCPI ACQUISITION CORP.

THE HARDARDT GROUP, INC.

THG ACQUISITION CORP.

THREE FORKS APOTHECARY, INC.

UC ACQUISITION CORP.

UNI-CARE HEALTH SERVICES OF MAINE, INC.

VALUE HEALTH CARE SERVICES, INC.

VALUE PHARMACY, INC.

VITAL CARE INFUSION SUPPLY, INC.

WESTHAVEN SERVICES CO.

WILLIAMSON DRUG COMPANY, INCORPORATED

WINSLOW’S PHARMACY

By:	/S/ REGIS T. ROBBINS
Regis T. Robbins, Director

On behalf of:

ACP ACQUISITION CORP.

CAMPO’S MEDICAL PHARMACY, INC.

COMPSCRIPT, INC.

COMPSCRIPT—MOBILE, INC.

CP ACQUISITION CORP.

HYTREE PHARMACY, INC.

MEDICAL SERVICES CONSORTIUM, INC.

By:	/S/ LEO P. FINN
Leo P. Finn, Director

On behalf of:

OMNICARE MANAGEMENT COMPANY

By:	/S/ JOEL F. GEMUNDER
Joel F. Gemunder, Director

By:	/S/ DAVID W. FROESEL
David W. Froesel, Director

On behalf of:

OMNICARE MANAGEMENT COMPANY

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.

By:	/S/ CHERYL D. HODGES
Cheryl D. Hodges, Director

On behalf of:

CREEKSIDE MANAGED CARE PHARMACY, INC.

By:	/S/ DAVID W. MEDINA
David W. Medina, Director

On behalf of:

EVERGREEN PHARMACEUTICAL, INC.

By:	/S/ DAVID J. DOANE
David J. Doane, Director

On behalf of:

EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.

By:	/S/ THOMAS SCHLEIGH
Thomas Schleigh, Director

On behalf of:

ACCU-MED SERVICES, INC.

By:	/S/ THOMAS LUDEKE

Thomas Ludeke, Director

On behalf of:

AMC-NEW YORK, INC.

AMC-TENNESSEE, INC.

D & R PHARMACEUTICAL SERVICES, INC.

HMIS, INC.

HOME CARE PHARMACY, INC.

MOSI ACQUISITION CORP.

OCR-RA ACQUISITION CORP.

PHARMACON CORP.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.

PHARMACY CONSULTANTS, INC.

SHORE PHARMACEUTICAL PROVIDERS, INC.

SOUTHSIDE APOTHECARY, INC.

THREE FORKS APOTHECARY, INC.

VALUE HEALTH CARE SERVICES, INC.

VALUE PHARMACY, INC.

VITAL CARE INFUSION SUPPLY, INC.

WILLIAMSON DRUG COMPANY, INCORPORATED

By:	/S/ JEFFREY M. STAMPS

Jeffrey M. Stamps, Director

On behalf of:

BIO-PHARM INTERNATIONAL, INC.

EURO BIO-PHARM CLINICAL SERVICES, INC.

OMNICARE CLINICAL RESEARCH, INC.

OMNICARE CR INC.

OMNICARE PHARMACEUTICS, INC.

SWISH, INC.

THE HARDARDT GROUP, INC.

By:	/S/ DAVID MORRA
David Morra, Director

On behalf of:

BPNY ACQUISITION CORP.

BPTX ACQUISITION CORP.

CAMPO’S MEDICAL PHARMACY, INC.

CHP ACQUISITION CORP.

COMPSCRIPT, INC.

COMPSCRIPT—MOBILE, INC.

CP ACQUISITION CORP.

ELECTRA ACQUISITION CORP.

HYTREE PHARMACY, INC.

LPI ACQUISITION CORP.

MED WORLD ACQUISITION CORP.

MEDICAL SERVICES CONSORTIUM, INC.

NORTH SHORE PHARMACY SERVICES, INC.

OFL CORP.

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

OMNICARE PHARMACY OF THE MIDWEST, INC.

THG ACQUISITION CORP.

WINSLOW’S PHARMACY

By:	/S/ BRADLEY S. ABBOTT
Bradley S. Abbott, Director

On behalf of:

DIXON PHARMACY LLC

INTERLOCK PHARMACY SYSTEMS, INC.

PBM-PLUS, INC.

ROESCHEN’S HEALTHCARE CORP.

By:	/S/ A. SAMUEL ENLOE
A. Samuel Enloe, Director

On behalf of :

CIP ACQUISITION CORP.

LANGSAM HEALTH SERVICES, INC.

MEDICAL ARTS HEALTH CARE, INC.

PHARMED HOLDINGS, INC.

SPECIALIZED PATIENT CARE SERVICES, INC.

STERLING HEALTHCARE SERVICES, INC.

UC ACQUISITION CORP.

By:	/S/ JOSEPH L. DUPUY
Joseph L. Dupuy, Director

On behalf of:

AAHS ACQUISITION CORP.

LO-MED PRESCRIPTION SERVICES, INC.

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

OMNICARE PHARMACY AND SUPPLY SERVICES, INC.

SPECIALIZED PHARMACY SERVICES, INC.

SPECIALIZED SERVICES OF MICHIGAN, INC.

SUPERIOR CARE PHARMACY, INC.

TCPI ACQUISITION CORP.

WESTHAVEN SERVICES CO.

By:	/S/ GARY W. KADLEC

Gary W. Kadlec, Director

On behalf of:

MANAGED HEALTHCARE, INC.

By:	/S/ DOUGLAS PEPPER

Douglas Pepper, Director

On behalf of:

BEACHWOOD HEALTHCARE MANAGEMENT, INC.

MANAGEMENT & NETWORK SERVICES, INC.

NCS HEALTHCARE, INC.

NCS HEALTHCARE OF ARIZONA, INC.

NCS HEALTHCARE OF ARKANSAS, INC.

NCS HEALTHCARE OF BEACHWOOD, INC.

NCS HEALTHCARE OF CALIFORNIA, INC.

NCS HEALTHCARE OF CONNECTICUT, INC.

NCS HEALTHCARE OF FLORIDA, INC.

NCS HEALTHCARE OF ILLINOIS, INC.

NCS HEALTHCARE OF INDIANA, INC.

NCS HEALTHCARE OF IOWA, INC.

NCS HEALTHCARE OF KANSAS, INC.

NCS HEALTHCARE OF KENTUCKY, INC.

NCS HEALTHCARE OF MARYLAND, INC.

NCS HEALTHCARE OF MASSACHUSETTS, INC.

NCS HEALTHCARE OF MICHIGAN, INC.

NCS HEALTHCARE OF MINNESOTA, INC.

NCS HEALTHCARE OF MISSOURI, INC.

NCS HEALTHCARE OF MONTANA, INC.

NCS HEALTHCARE OF NEW HAMPSHIRE, INC.

NCS HEALTHCARE OF NEW JERSEY, INC.

NCS HEALTHCARE OF NEW MEXICO, INC.

NCS HEALTHCARE OF NEW YORK, INC. NCS HEALTHCARE OF NORTH CAROLINA, INC.

NCS HEALTHCARE OF OHIO, INC.

NCS HEALTHCARE OF OKLAHOMA, INC.

NCS HEALTHCARE OF OREGON, INC.

NCS HEALTHCARE OF PENNSYLVANIA, INC.

NCS HEALTHCARE OF RHODE ISLAND. INC.

NCS HEALTHCARE OF SOUTH CAROLINA, INC.

NCS HEALTHCARE OF TENNESSEE, INC.

NCS HEALTHCARE OF TEXAS, INC.

NCS HEALTHCARE OF VERMONT, INC.

NCS HEALTHCARE OF WASHINGTON, INC.

NCS HEALTHCARE OF WISCONSIN, INC.

NCS SERVICES, INC.

NCS OF ILLINOIS, INC.

PHARMASOURCE HEALTHCARE, INC.

RESCOT SYSTEMS GROUP, INC.

UNI-CARE HEALTH SERVICES OF MAINE, INC.

By:	/S/ DENIS R. HOLMES
Denis R. Holmes, Director

Exhibit A

[Face of Security]

[Insert the Global Security Legend if applicable pursuant to the provisions of the Indenture]

CUSIP 681904AG3

6 1/8% Senior Subordinated Notes Due 2013 (the “Notes”)

No.

OMNICARE, INC.

promises to pay to , or registered assigns, the principal sum of $

Interest Payment Dates June 1 and December 1, commencing on December 1, 2003.

Record Dates: May 15 and November 15.

Dated:

OMNICARE, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in

the within-mentioned Indenture:

SunTrust Bank,

  As Trustee

By:
Authorized Signatory

[Back of Security]

6 1/8% Senior Subordinated Notes Due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

Omnicare, Inc., a Delaware corporation (herein the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay interest on the principal amount of this Note at the rate per annum shown above from June 13, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually on June 1 and December 1 in each year, commencing December 1, 2003, and at the Stated Maturity thereof, until the principal hereof is paid or made available for payment and on any Defaulted Interest to the extent permitted by law. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

The Company will pay interest on the Notes on each June 1 and December 1 to the Persons who are registered Holders of the relevant Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the list provided by the Company to the Registrar and provided, further, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium if any and interest on all Global Securities and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of private debts.

3. Paying Agent and Registrar.

Initially, the Trustee under the Indenture will act as Paying agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture.

This Note is one of a duly authorized issue of notes of the Company issued and issuable in one or more series under an Indenture, dated as of June 13, 2003 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 13, 2003 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and SunTrust Bank, as Trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustees and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All Notes issued under the Indenture will be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made a part of this Indenture by reference to the Trust Indenture act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. To the extent any provision of this security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

5. Optional Redemption.

At any time prior to June 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the First Supplemental Indenture at a redemption price of 106.125% of the principal amount, plus accrued interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(a) at least 65% of the aggregate principal amount of Notes issued under this First Supplemental Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(b) the redemption occurs within 60 days of the date of the closing of such Equity Offering.

At any time prior to June 1, 2008, the Company may redeem all but not part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date.

On or after June 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2008	103.063%
2009	102.042%
2010	101.021%
2011 and thereafter	100.000%

6. Mandatory Redemption.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. Repurchase at Option of Holder

If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by this Indenture.

If the Company or a Subsidiary consummates any Asset Sales, within thirty days of each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer) pursuant to Section 3.03 of the First Supplemental Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. A holder may register the transfer or exchange of the Security as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners.

The registered Holder of a Security may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver.

Subject to certain exceptions, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes of each series affected by such amendment or supplement and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of each series affected by such waiver. Without the consent of any

Holder of Notes of each series affected by such amendment or supplement, this Indenture and the Notes may be amended or supplemented to, among other things: (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes; (c) provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation; (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (f) to allow any Guarantor to execute a supplemental indenture to this Indenture; (g) evidence or provide for acceptance of appointment of a successor Trustee; or (h) mortgage, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Notes of any series as additional security for the payment and performance of the Company’s or, if applicable, the Guarantor’s obligations herein in any property or assets.

12. Defaults and Remedies.

Events of Default include: (a) default for 30 days in the payment when due of interest on the Notes; (b) default in payment when due of principal of or premium, if any, on the Notes; (c) failure by the Company to comply with Sections 4.04, 4.07 or 5.01 of the First Supplemental Indenture; (d) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in this Indenture or the Notes; (e) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (f) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; and (h) except as permitted by the Indenture. any applicable Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with Company.

The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others.

A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Guarantees.

The payment by the Company of the principal of and interest on the Security is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture. The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors.

16. Authentication.

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Subordination.

Each Holder by accepting a Security agrees that the payment of principal, premium and if any, interest, on each Security is subordinated in right of payment, to the extent and in the manner provided in Article 11 of the Base Indenture, to the prior payment in full of all existing and future Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of holders of Senior Debt.

19. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                          to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.04 or 4.07 of the First Supplemental Indenture, check the appropriate box below:

☐ Section 4.04                             ☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.04 or Section 4.07 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a permanent Security, or exchanges of a part of another Global Security or permanent Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Custodian

* This schedule should be included only if the Security is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Omnicare, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and SunTrust Bank, as trustee under this Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of June 13, 2003, as supplemented by the First Supplemental Indenture, dated as of June 13, 2003 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of 6 1/8% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, this Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the

Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under this Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the First Supplemental Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the First Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i) Pursuant to Section 12.04 of the Base Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Base Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b) subject to the provisions of Section 10.03 of the First Supplemental Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article V of the First Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the

Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5. Releases.

The Note Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Sections 3.03 and 4.04 of the First Supplemental Indenture;

(b) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with Sections 3.03 and 4.04 of the First Supplemental Indenture;

(c) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or an Excluded Subsidiary in accordance with the Indenture;

(d) if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the Indenture; or

(e) if such Guarantor’s guarantee of any obligations under the Credit Agreement, or if the Credit Agreement is no longer outstanding, any other Indebtedness of the Company, is fully and unconditionally released, except that such Guarantor shall subsequently be required to become a Guarantor by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel at such time as it guarantees any obligations under the Credit Agreement, or if the Credit Agreement is no longer outstanding, any other Indebtedness of the Company.

Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 12 of the Base Indenture and Article X of the First Supplemental Indenture.

6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 ,

[Guaranteeing Subsidiary]

By:
Name: Title:

Omnicare, Inc.

By:
Name: Title:

SunTrust Bank, as Trustee

By:
Authorized Signatory